Exhibit 10.1

June 15, 2021

Christopher Weiler

Dear Chris,

As part of the KLD response to the COVID-19 global pandemic, you previously agreed to temporarily adjust your base salary.  Effective at the beginning of the July 2, 2021 pay period, your pay will be restored to the amount prior to any voluntary, temporary pay reductions.

Temporary annualized base salary:  $300,000

Temporary calculated bi-weekly amount (annualized salary/26):  $11,538

Fully restored annualized based salary: $500,000

Fully restored calculated bi-weekly amount:  $19,230.77

All other terms and conditions of your employment remain unchanged.

To confirm your acceptance of this pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

VP, Global Talent

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement for the period stated.

Name	Christopher Weiler

Signature	/s/ Christopher Weiler

Date	July 14, 2021

KLDiscovery Ontrack, LLC
8201 Greensboro Drive, Suite 300	kldiscovery.com
McLean, VA 22102